EXHIBIT 24

                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints JAMES H. REMPE his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Registration Statements or amendments (including post-effective amendments) thereto with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.01 par value, of Choice Hotels Holdings, Inc. delivered pursuant to the
(i) Choice Hotels International, Inc. 1996 Employee Stock Purchase Plan, (ii) Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan, (iii) Choice Hotels International, Inc. 1996 Non-Employee Director Stock Compensation Plan, and (iv) Choice Hotels International, Inc. 1996 Long-Term Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of October, 1996.


                                       /s/Stewart Bainum, Jr.
                                        --------------------------------
                                          Stewart Bainum, Jr.
                                          Chairman of  the Board
                                          and Director

                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints JAMES H. REMPE his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Registration Statements or amendments (including post-effective amendments) thereto with respect to the registration under the Securities Act of 1933, as amended, of shares of Common Stock, $.01 par value, of Choice Hotels Holdings, Inc. delivered pursuant to the
(i) Choice Hotels International, Inc. 1996 Employee Stock Purchase Plan, (ii) Choice Hotels International, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan, (iii) Choice Hotels International, Inc. 1996 Non-Employee Director Stock Compensation Plan, and (iv) Choice Hotels International, Inc. 1996 Long-Term Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of October, 1996



                                              /s/James A. MacCutcheon
                                              ----------------------------
                                                 James A. MacCutcheon
                                                 Director